UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2012

Beam Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

(847) 948-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On November 20, 2012, Beam Inc. (the “Company”) completed the previously announced redemption of all outstanding shares of the Company’s $2.67 Convertible Preferred Stock that had not been converted in accordance with their terms into shares of common stock of the Company. As a result of such redemption, there are no longer any issued and outstanding shares of $2.67 Convertible Preferred Stock of the Company. On November 21, 2012, the Company filed with the Delaware Secretary of State a Certificate of Retirement of $2.67 Convertible Preferred Stock to eliminate from its Restated Certificate of Incorporation all references to the $2.67 Convertible Preferred Stock.

The Company also filed on November 21, 2012 with the Delaware Secretary of State a Certificate of Elimination of the Company’s Series A Junior Participating Preferred Stock. No shares of Series A Junior Participating Preferred Stock were then outstanding. As a result of the filing of the Certificate of Elimination, all references to the Series A Junior Participating Preferred Stock were eliminated from the Company’s Restated Certificate of Incorporation.

In addition, on November 21, 2012, the Company filed a Restated Certificate of Incorporation with the Delaware Secretary of State which removes references to the $2.67 Convertible Preferred Stock and the Series A Junior Participating Preferred Stock.

A copy of the Certificate of Retirement of $2.67 Convertible Preferred Stock, the Certificate of Elimination of Series A Junior Participating Preferred Stock and the Restated Certificate of Incorporation are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Retirement of $2.67 Convertible Preferred Stock of Beam Inc.

3.2	Certificate of Elimination of Series A Junior Participating Preferred Stock of Beam Inc.

3.3	Restated Certificate of Incorporation of Beam Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM INC. (Registrant)

Date: November 27, 2012	By:	/s/ Kenton R. Rose
	Name:	Kenton R. Rose
	Title:	Senior Vice President, General Counsel and Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Retirement of $2.67 Convertible Preferred Stock of Beam Inc.

3.2	Certificate of Elimination of Series A Junior Participating Preferred Stock of Beam Inc.

3.3	Restated Certificate of Incorporation of Beam Inc.